Exhibit 10.2
SECURITIES EXCHANGE AGREEMENT
     This Securities Exchange Agreement, dated as of December 31, 2010 (this “Agreement”), is made and entered into by and among T3 Motion, Inc., a Delaware corporation (“T3 Motion”), and the warrantholders of T3 Motion listed on the signature page for T3 Motion Shareholders that is attached hereto (the “Warrantholders”), on the other hand.
RECITALS
     WHEREAS, on December 30, 2009, T3 Motion issued 3.5 million Class G Warrants exerciseable at $0.70 per share of T3 Motion common stock, par value $0.001 per share (“Common Stock”), for five years (“Warrants”);
     WHEREAS, T3 Motion and the Warrantholders wish to exchange the Warrants for an aggregate of 2,100,000 shares of T3 Motion Common Stock.
AGREEMENT
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
THE EXCHANGE
     1.1 The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:
          (a) The Warrantholders will each sell, convey, assign, transfer and deliver to T3 Motion certificates representing the Warrants held by each Warrantholder as set forth in Column III of Annex I hereto, which in the aggregate shall constitute 100% of the issued and outstanding Warrants.
          (b) As consideration for the acquisition of the Warrants, T3 Motion will issue to each Warrantholder, in exchange for such Warrantholder’s portion of the Warrants, the number of shares of common stock set forth opposite such party’s name in Column IV on Annex I attached hereto (collectively, the “T3 Motion Shares”), such that the Warrantholders will receive an aggregate of 2,100,000 shares of Common Stock.

ARTICLE 2
CLOSING
     2.1 Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, and prior to January 1, 2011, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”
     2.2 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Warrantholders and/or T3 Motion (as applicable) will take all such lawful and necessary action.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDERS
     The Warrantholders each hereby represent and warrant to T3 Motion as follows:
     3.1 Ownership. The Warrantholders own, beneficially and of record, good and marketable title to the amount of the Warrants, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. At the Closing, the Warrantholders will convey to T3 Motion good and marketable title to the Warrants, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.
     3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Warrantholders and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     3.3 Purchase of Restricted Securities for Investment. The Warrantholders each acknowledge that the T3 Motion Shares will not be registered pursuant to the Securities Act of 1933, as amended (“Securities Act”) or any applicable state securities laws, that the T3 Motion Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the T3 Motion Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Warrantholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, each Warrantholder acknowledges and agrees that:
          (a) Each Warrantholder is acquiring the T3 Motion Shares for investment for such Warrantholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Warrantholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the T3 Motion Shares.
          (b) Each Warrantholder understands that the T3 Motion Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that T3 Motion’ reliance on such exemption is predicated on each Warrantholder’s representations as set forth herein.

     3.4 Status of Shareholder.
          (a) Accredited Investor Under Regulation D. The Warrantholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and such Warrantholder is not acquiring its portion of the T3 Motion Shares as a result of any advertisement, article, notice or other communication regarding the T3 Motion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     3.5 Investment Risk. The Warrantholder is able to bear the economic risk of acquiring the T3 Motion Shares pursuant to the terms of this Agreement, including a complete loss of such the Warrantholder’s investment in the T3 Motion Shares.
     3.6 Restrictive Legends. The Warrantholder acknowledges that the certificate(s) representing the Warrantholder’s pro rata portion of the T3 Motion Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the shareholder’s status as set forth in Section 3.4 and the signature pages hereto:
REGULATION D LEGEND:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF T3 MOTION
     T3 Motion hereby represents and warrants to the Warrantholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:
     4.1 Organization and Qualification. T3 Motion is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. T3 Motion is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     4.2 Authorization; Enforcement. T3 Motion has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by T3 Motion and the consummation by it of the transaction contemplated hereby will have been duly authorized by all other necessary action on the part of T3 Motion and no further action will be required in connection therewith other than in connection with the Required Approvals, as defined in Section 4.3. This Agreement has been (or upon delivery will have been) duly executed by T3 Motion and constitutes the valid and binding obligation of T3 Motion enforceable against T3 Motion in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     4.3 Filings, Consents and Approvals. T3 Motion is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by T3 Motion of this Agreement, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).
     4.4 Issuance of T3 Motion Shares. The T3 Motion Shares will be duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed on or by T3 Motion other than restrictions on transfer provided for in this Agreement.
     4.5 No Integrated Offering. Assuming the accuracy of the Warrantholders’ representations and warranties set forth in Section 3, neither T3 Motion, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the T3 Motion Shares to be integrated with prior offerings by T3 Motion for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of T3 Motion are listed or designated.
     4.6 No General Solicitation. Neither T3 Motion nor any person acting on behalf of T3 Motion has offered or sold any of the T3 Motion Shares by any form of general solicitation or general advertising.
ARTICLE 5
CONDITIONS TO CLOSING
     5.1 Conditions to Obligations of Warrantholders. The obligations of the Warrantholders under this Agreement shall be subject to each of the following conditions:
          (a) Closing Deliveries. At the Closing, T3 Motion shall have delivered or caused to be delivered to the Warrantholders the following:
               (i) this Agreement duly executed by T3 Motion;
               (ii) such other documents as the Warrantholders may reasonably request in connection with the transactions contemplated hereby.
          (b) Representations and Warranties to be True. The representations and warranties of T3 Motion herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.

     5.2 Conditions to Obligations of T3 Motion. The obligations of T3 Motion under this Agreement shall be subject to each of the following conditions:
          (a) Closing Deliveries. On the Closing Date, the Warrantholders shall have delivered to T3 Motion the following:
               (i) this Agreement duly executed by the Warrantholders;
               (ii) such other documents as T3 Motion may reasonably request in connection with the transactions contemplated hereby.
          (b) Representations and Warranties True and Correct. The representations and warranties of the Warrantholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.
ARTICLE 6
GENERAL PROVISIONS
     6.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.
     6.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.
     6.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.
     6.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

     6.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     6.6 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.
     6.7 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by T3 Motion, and holders of a majority of the Warrants; provided that, the consent of Warrantholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such Warrantholder.
     6.8 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.
     6.9 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.
     6.10 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

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     IN WITNESS WHEREOF, the parties have executed this Securities Exchange Agreement as of the date first written above.

T3 MOTION: T3 MOTION, INC., a Delaware corporation
By:
Ki Nam
Chief Executive Officer
Address for Notices:
T3 Motion, Inc.
2990 Airway Avenue, Suite A
Costa Mesa, CA 92626
Telephone: (714) 619-3600
Facsimile:   (714) 619-3616

ANNEX I
SIGNATURE PAGE OF WARRANTHOLDERS
WARRANTHOLDERS:

	Address, Telephone, and Facsimile
Name	Number for Notice:	Warrants Held	Shares	Signature:

Vision Master Opportunity Fund, Ltd.	20 West 55th Street, 5th Floor NY, NY 10019 Telephone:	3,500,000	2,100,000	By: Its:
	Facsimile: